DATED 8th March 2000

(1) OPEN LEARNING FOUNDATION ENTERPRISES LIMITED

(2) OLC THE OPEN LEARNING COMPANY LIMITED

AND

(3) THE OPEN LEARNING FOUNDATION

AGREEMENT

EVERSHEDS
Cloth Hall Court
Infirmary Street
Leeds LS1 2JB
Tel: 0113 243 0391
Fax: 0113 245 6188

THIS AGREEMENT is made on 2000

BETWEEN

(1) Open Learning Foundation Enterprises Limited (Company number 02334555) whose registered office is situate at 3 Devonshire Street, London W1N ("the Licensor");

(2) OLC The Open Learning Company Limited (Company number 03722960) whose registered office is situate at Ladybrook House, Thame Road, Warborough, Wallingford, Oxfordshire OX10 7DA ("the Licensee").

(3) The Open Learning Foundation (Company number 02522833) whose registered office is at 3 Devonshire Street, London, W1N 2BA ("OLF")

RECITALS

(A) The Licensor is the sole owner of the Licensor's Intellectual Property.

(B) The Licensor has the right to grant licenses of the Licensor's Intellectual Property in the Territory.

(C) By an agreement dated 8 March 2000 the Licensor agreed to sell and the Licensee agreed to purchase the Business and assets specified therein save for the Intellectual Property.

(D) The Licensee intends to carry on and further the Business and has requested an exclusive licence to use the Licensor's Intellectual Property in order to produce develop enhance and distribute the Products.

(E) The Licensor has agreed to grant such a licence to the Licensee on the terms set out in this Agreement.

IT IS AGREED AS FOLLOWS

1. DEFINITIONS AND INTERPRETATION

1.1 In this Agreement the following terms shall have the following meanings:-

"Applications" all or any of (a) the trade mark applications briefly described in Schedule 3 Part A and (b) any trade mark application made after the date of this Agreement in the Licensor's name in respect of the Unregistered Marks in the Territory

"Business" the business of development production purchase sale and promotion of teaching and open and distance learning course materials for higher education carried on by the Licensor

"Confidential Information" all secret or not generally known information or all information not easily accessible by others or of a commercially sensitive nature concerning the business of either party whatsoever that the other party obtains from the disclosing party (including information which is communicated orally or by demonstration) such information may include ideas, price lists clients customer lists or details and computer software

"Intellectual Property" all intellectual property rights including without limitation patents trade marks registered designs applications for any of the foregoing trade names copyrights rights in the nature of copyright and other similar rights in any part of the world and/or know-how and confidential information

"Know-How" all information and data of a confidential nature whether patentable or not including inventions discoveries improvements techniques processes formula drawings designs specifications manuals instructions and lists in each case whether written or unwritten used in the Business for the production and creation of the Products and owned by the Licensor

"Licensor's Intellectual Property" all intellectual property rights of the Licensor including without limitation the patents trademarks including the Marks registered designs application for any of the foregoing trade names copyright rights in the nature of copyright and other similar rights in any part of the world and in addition the copyright in the Products drawings plans specifications design and computer software owned by the Licensor and used in or for the purposes of the Business and all Know-How and confidential information so owned and used

"Marks" all or any of (a) the Applications (b) the Registrations and (c) the Unregistered Marks

"OLF Member" a member of the OLF from time to time

"Party" a party to this Agreement and the word "Parties" shall be construed accordingly

"Products" all open and distance learning course material formats including without limitation print matter floppy discs and other formats and any enhancements revisions and updates for all the courses referred to and specified in Schedule 1

"Registrations" all or any of (a) the registered trade marks described in Schedule 3 Part B and (b) any registered trade mark granted upon the Applications

"Specifications" the quality standard required by the Licensor for the Products and the use of the Marks contained in Schedule 2 as amended and notified to the Licensee from time to time by the Licensor

"Territory" world-wide

"Unregistered Marks" all or any of the unregistered trade marks briefly described in Schedule 3 Part C

1.2 All references to Clauses sub-clauses and Schedules are to Clauses sub-clauses and Schedules of this Agreement.

1.3 The Schedules form part of this Agreement and shall be deemed to be incorporated herein and any reference to this Agreement or the Agreement shall include the Schedules.

1.4 Reference to any Act shall be deemed to include any statutory modification or re-enactment thereof or any rules or regulations made thereunder or any enactment repealed and or replaced by the Act.

1.5 Words importing the singular number only shall include the plural number vice versa; words importing the masculine gender only shall include the feminine gender; and words importing persons shall include a corporation firm or other body.

1.6 Any agreement warranty or undertaking on the part of two or more persons shall be deemed to be given or made by such persons jointly and severally.

1.7 The expressions "Licensor" and Licensee" shall where the context permits include its or their successors in title and/or permitted assignees.

2. GRANT

2.1 In consideration of the sum of One Pound (£1.00) paid by the Licensee to the Licensor (the receipt of which is hereby acknowledged) and in consideration of the obligations undertaken by the Licensee under this Agreement the Licensor grants to the Licensee a sole and exclusive licence to use the Licensor's Intellectual Property to develop produce enhance distribute and market the Products in the Territory in accordance with the Specifications under the terms of this Agreement.

2.2 In consideration of the sum of One Pound (£1) paid by OLF to the Licensee (the receipt of which is hereby acknowledged) the Licensee undertakes to OLF:-

2.2.1 to make the Products and any new products and services sold or otherwise disposed of by the Licensee available to OLF Members on the same terms (excluding as to price) as the Products are made available to OLF Members at the date of this Agreement and at a price to be agreed on behalf of the OLF Members by the OLF and the Licensee from time to time

2.2.2 not to sell dispose of or make available to third parties within the UK who are not OLF Members the Products and any new products and services of the Licensee on terms or at a price which are more favourable to the third party than to any OLF Member

2.2.3 to inform OLF (before it informs any other third party) on each and every occasion that it is approached by a third party to provide services of an academic nature including without limitation, academic support, validation and accreditation, which it is unable to provide itself and to give OLF a reasonable opportunity to approach OLF Members to ascertain whether an OLF Member is able to provide such services provided that this obligation to inform shall not apply where the third party in question has requested that it does not wish OLF and/or OLF Members to provide such services. In the event that OLF informs the Licensee within a reasonable period of time that an OLF

Member is able to provide such services the Licensee undertakes to make that fact known to the third party seeking the services within a reasonable period of time.

Subject to the proviso set out above the Licensee shall only inform third parties of the opportunities set out above in the event that OLF informs the Licensee that no OLF Member is able to provide the services or after the OLF Member's details have been made available to the third party seeking the services.

2.3 The Licensee further undertakes to OLF to provide all materials development and implementation services reasonably requested by OLF on behalf of the OLF Members from time to time.

2.4 The Licensee acknowledges and agrees that the OLF Members shall have the benefit of clauses 2.2 and 2.3 under the Contract (Rights of Third Parties) Act 1999.

2.5 In consideration of the sum of One Pound (£1) paid by the Licensee of OLF (the receipt of which is hereby acknowledged) OLF undertakes to the Licensee to inform the Licensee on each and every occasion that it is approached by a third party or has knowledge of any enquiry made by a third party (including without limitation OLF Members) to provide open and distance learning course materials which are produced by the Licensee (including without limitation the Products) and/or to provide services of materials development and implementation and to refer any such third party and/or all such opportunities to the Licensee and to provide the Licensee with such information as it may have in order to enable the Licensee to contact such third party and/or follow up any such opportunity provided that this obligation to inform the Licensee shall not apply where the third party in question has requested that it details be withheld from the Licensee. For the avoidance of doubt any enquiry made by any such third party whether direct or indirect shall include without limitation enquiries received by the Licensor and/or received by the Licensor and/or OLF on their respective web sites.

3. TERM

This Agreement shall be for a term of Twenty-Five (25) years from the date hereof and unless terminated earlier by the provisions of this Agreement shall expire on 8 March 2025.

4. LICENSEE'S OBLIGATIONS AS TO CONFORMITY TO SPECIFICATION AND QUALITY

4.1 The Licensee will produce distribute and market the Products in their existing form according to the Specifications and at all times ensure that the Products are of the highest quality attainable within such Specification PROVIDED THAT the Licensee may determine at its option the specification in respect of new products which it produces and develops whether or not such new products incorporate the whole or any part of the Products.

4.2 The Licensee will deliver to the Licensor when reasonably requested free of charge samples of each unit of the Products including all explanatory booklets and packaging, samples of each unit of new products which bear the Marks or a notice that they are accredited by the Licensor.

4.3 The Licensee undertakes to use the Marks with each unit of the Products an din accordance with the Specifications.

4.4. The Licensee may use the Marks with such of the new products as incorporate the whole or any part of the Products but subject to the prior written approval of the Licensor such approval not to be unreasonably withheld or delayed. The Licensee may use the Marks on new products (which for the avoidance of doubt do not incorporate the whole or any part of the Products) only with the prior written consent of the Licensor not to be unreasonably withheld or delayed.

5. USE AND PROTECTION OF LICENSOR'S INTELLECTUAL PROPERTY

5.1 The copyright material comprised in the Licensor's Intellectual Property shall be protected as follows:

5.1.1 every unit of the Products copied from any copyright material comprised in the Licensor's Intellectual Property and all packaging advertising and point of sale materials used in connection with the Products shall bear the following copyright identification © (year of publication);

5.1.2 the date to be placed in brackets after "©" shall be the date specified for that purpose for the particular copyright material by the Licensor or in the case of combination design the date of first marketing by the Licensee in which case the Licensor shall be notified in writing of such date by the Licensee;

5.1.3 the Licensee may use a combination of its own material and copyright material comprised in the Licensor's Intellectual Property even where such a combination has not previously been used;

5.1.4 the Licensee may use any artwork comprised in the Licensor's Intellectual Property in relation to any of the Products.

5.2 The Marks shall be used as follows:

5.2.1 Each unit of the Products shall bear the Marks specified in the Specifications for that particular Product in the manner specified in the Specifications.

5.2.2 no other trade mark shall be affixed by the Licensee to the existing Products without the prior written consent of the Licensor not to be unreasonably withheld or delayed.

5.3 The Licensee acknowledges that the Licensor's Intellectual Property is and will remain the property of the Licensor and the Licensee shall not acquire any title or interest in the Licensor's Intellectual Property or goodwill as a result of the Licensee's use of them and all use of the Licensor's Intellectual Property shall endure for the Licensor's benefit

5.4 The Licensee shall not do or permit to be done nor omit to do in connection with its use of the Licensor's Intellectual Property any act or thing which would or might jeopardise or invalidate any registered rights comprised in the Licensor's Intellectual Property or give right to an application to remove any of the registered rights comprised in the Licensor's Intellectual Property or which might prejudice the right or title of the Licensor to any of the Licensor's Intellectual Property provided that (without prejudice to clause 9.4) nothing in this Agreement shall hinder the Licensee from challenging the validity of any of the Licensor's Intellectual Property

5.5 The Licensee agrees to co-operate with the Licensor at the cost of the Licensor in the filing of any application for registration of any Applications and shall do all acts and execute all documents as the Licensor may reasonably request In connection with the Applications

5.6 The Licensee shall only use the Marks for the purposes authorised in this Agreement and shall not use the Marks in any way which would tend to allow them to become generic lose their distinct likeness or become liable to mislead the public nor use the Marks in any way which is materially detrimental to or inconsistent with the good name reputation and image of the Licensor

5.7 Products marketed or intended to be marketed as Products bearing the Marks which do not conform in every way with the Specifications and the other requirements of this Agreement shall immediately be withdrawn from sale or intended sale and either:-

5.7.1 corrected by the Licensee to meet the requirements of this Agreement and re-marketed; or

5.7.2 sold, following the removal or obliteration of the Marks from the Products in a reasonable manner approved in writing by the Licensor; or

5.7.3 destroyed.

5.8 The Licensee shall not during the subsistence of this Agreement or at any future time whilst the Marks subsist adopt or use any trade mark symbol or device which Incorporates or is confusingly similar to or is a simulation or colourful imitation of the Marks or unfairly competes with the Marks. The Licensee shall not during the period of this Agreement apply anywhere in the world to register any trade marks identical to or so nearly resembling the Marks as to be likely to deceive or cause confusion. For the avoidance of doubt this clause 5.8 shall not apply to the name "The Open Learning Company" or "OLC" or a combination of both.

5.9 The Licensee may not assign the benefit of this Agreement or grant any sub-licence without the consent of the Licensor, such consent not to be unreasonably withheld or delayed.

6. REGISTRATION OF LICENCE

When required by the Licensee the Licensor shall join with the Licensee in applying for registration of the Licensee as being entitled to an interest in the Licensor's Intellectual Property or any part of it.

7. LICENSEE'S OBLIGATIONS AS TO MARKETING

7.1 The Licensee will use its reasonable endeavours to ensure that a full range of the Products will be on sale to the public within 6 months of the date of this Agreement or such later date as may be agreed by the Licensor and the Licensee.

7.2 It is agreed by the Licensee that the Products will be sold only to recognised wholesale firms for resale to retail firms or to retail firms for resale to the public or direct to the public.

7.3 The Licensee shall ensure so far as it is reasonably practicable that the Products are not supplied for re-sale as an integral part of any third party product and shall not be supplied either directly or indirectly to hawkers peddlers street vendors and the like or to any person intending to distribute the Products gratuitously.

7.4 The Licensee shall at all times use its reasonable endeavours to promote and sell the Products.

8. ACTION AGAINST THIRD PARTIES

8.1 Each Party shall promptly call to the attention of the other the use of any part of the Licensor's or the Licensee's Intellectual Property by any third party or any activity of any third party which might in the opinion of a Party amount to infringement or passing off of a Party's Intellectual Property.

8.2 The Licensor shall have the sole right to take action against third parties in respect of the Licensor's Intellectual Property and if required to do so by the Licensor the Licensee shall co-operate fully with the Licensor in any such action including lending its name to or joining as a party to any infringement proceedings or other litigation conducted by the Licensor; the Licensee's reasonable expenses incurred in doing so being borne by the Licensor. In any infringement proceedings against third parties in respect of the Licensor's Intellectual Property which are brought by the Licensor, the Licensor shall (so far as permitted by law) be entitled to claim in respect of any loss suffered or likely to be suffered by the Licensee PROVIDED THAT all damages recovered from third parties in an action brought by the Licensor in respect of the Licensor's Intellectual Property shall be the exclusive property of the Licensor. If the Licensee agrees in advance to share the costs of any such proceedings with the Licensor then it shall be entitled to receive a share of any damages awarded to the Licensor in proportion to its contribution to the costs of such proceedings.

8.3 If, after two (2) months of receiving notice of any infringement, the Licensor has failed or refused to take any such action against third parties or to require the Licensee to do so the Licensee may serve notice in writing an the Licensor and on the expiry of 30 days after the service of such notice the Licensee shall be entitled to prosecute such action itself and at its own expense provided that the Licensor has not served notice in writing within the 30 day period of its own intention to take action. If required to do so by the Licensee the Licensor shall co-operate fully with the Licensee in any such action taken by the Licensee and if reasonably requested by the Licensee join in the action as a plaintiff or be added as a defendant (as applicable), the Licensor's reasonable expenses incurred in doing so being borne by the Licensee. In any infringement proceedings against third parties in respect of the Licensor's Intellectual

Property which are brought by the Licensee, the Licensee shall be entitled (so far as is permitted by law) to claim in respect of any loss suffered or likely to be suffered by the Licensor, PROVIDED THAT all damages recovered from third parties in an action brought by the Licensee in respect of the Licensor's Intellectual Property shall be the exclusive property of the Licensee. If the Licensor agrees in advance to share the costs of any such proceedings with the Licensee then it shall be entitled to receive a share of any damages awarded to the Licensee in proportion to its contribution to the costs of such proceedings.

8.4 The Licensee shall in no circumstances settle any claim or action against third parties relating to the Licensor's Intellectual Property without the prior written consent of the Licensor not to be unreasonably withheld or delayed.

9. TERMINATION

If at any time the Licensor shall cease to have the right described in Recital (B) to grant licences of the Licensor's Intellectual Property the Licensor may forthwith terminate this Agreement by giving notice in writing to the Licensee.

9.1 Either Party may terminate this Agreement by notice in writing to the other if the other is in material breach of this Agreement and shall have failed (where the breach -is capable of remedy) to remedy the breach within 30 days of the receipt of a request in writing from the Party not in breach to remedy the breach such request setting out the breach and indicating that failure to remedy the breach may result in termination of this Agreement.

9.2 In addition to the powers of termination contained elsewhere in this Agreement, the Licensor shall be entitled to terminate this Agreement immediately by notice in writing to the Licensee on any of the following grounds:

9.2.1 The Licensee becomes subject to voluntary arrangement under Section 1 of the Insolvency Act 1986;

9.2.2 The Licensee is unable to pay its debts within the meaning of Section 123 of the Insolvency Act 19861;

9.2.3 The Licensee has a receiver, manager, administrator or administrative receiver appointed over all or any part of its undertaking, assets or income;

9.2.4 The Licensee has passed a resolution for its winding-up;

9.2.5 The Licensee has a petition presented to any court for its winding-up or for an administration order;

9.2.6 An analogous event happens in any other jurisdiction.

9.2.7 The Licensee ceases to use the Licensor's Intellectual Property.

9.3 The Licensee shall notify the Licensor of any change in control of the Licensee (such disclosure being kept confidential by the Licensor until it becomes a matter of public knowledge)

whereupon the Licensor may terminate this Agreement by giving not less than one month's notice to the Licensee. For the purposes of this clause, a change in control shall mean any substantial and material change in the constitution of the Board of the Licensee (other than by retirement, death, bankruptcy, or other disqualification or as may be required by law or as a result of a flotation, sale, refinancing or restructuring agreed by the Licensee) resulting in a fundamental and permanent change in the application and the use of the Licensor's Intellectual Property provided that nothing contained in this Agreement shall restrict the pursuit and implementation by the Licensee of business and/or commercial activities by the use and/or application of new or alternative products or services in combination with the Products or otherwise.

9.4 In addition to its other rights, the Licensor shall be entitled to terminate this Agreement immediately by serving written notice of termination if the Licensee has challenged the validity of the Marks.

9.5 Termination of this Agreement for any reason shall not prejudice the rights of either Party arising prior to the date of termination.

10. TERMINATION CONSEQUENCES

10.1 Subject to clauses 10.2 and 10.3 on termination of this Agreement whether by expiry of the term or otherwise the Licensee shall discontinue all use of the Licensor's intellectual Property.

10.2 If the Licensee shall have any remaining stocks of the Products at the time of termination they may be disposed of by the Licensee in compliance with the terms of this Agreement but not otherwise.

10.3 Any Products in the course of manufacture at the time of termination may be completed within 120 days and disposed of in compliance with the terms of this Agreement but not otherwise.

10.4 Upon termination of this Agreement howsoever occasioned the Licensee shall execute such documents as may be requested by the Licensor in order to assign or transfer any goodwill or other interest that the Licensee may then have in any of the Licensor's Intellectual Property.

10.4 The Licensee shall promptly co-operate with the Licensor to secure the removal of the name of the Licensee as licensee of the Licensor's Intellectual Property rights at every registry in the Territory where this Agreement has been registered and the Licensee shall [immediately cease to hold itself out as licensed to use the Licensor's Intellectual Property in connection with the Products and any other products manufactured or disposed of by the Licensee and subject to clauses 10.2 and 10.3 above will cease to use the Licensor's Intellectual Property.

11. INDEMNITY

11.1 The Licensee understands and agrees that the exercise of the rights granted to the Licensee under this Agreement is subject to all applicable laws, enactments, regulations and other similar instruments in the Territory and that the Licensee shall at all times be solely liable and responsible for such due observance and performance.

11.2 The Licensee shall indemnify and keep indemnified the Licensor against all actions claims costs damages expenses and other liabilities suffered or incurred by the Licensor as a result of or arising from the manufacture marketing sale or other disposal of Products or other products bearing the Marks by or on behalf of the Licensee or relating to the exercise by the Licensee of the rights granted to the Licensee and/or in connection with this Agreement whether arising out of any matter or thing approved by the Licensor under this Agreement or not, or arising out of the performance or non-performance of the Licensee of this Agreement.

11.3 The Licensor shall indemnify and keep indemnified the Licensee against all actions, claims, costs, damages and expenses suffered by the Licensee arising out of any claims by a third party that the Licensee's use of the Licensor's Intellectual Property in accordance with the terms of this Agreement infringes the rights of a third party.

12. MAINTENANCE OF THE REGISTRATIONS

12.1 The Licensor shall at its own cost pay all renewal fees and do all such acts and things as may be necessary to maintain all Registrations and shall, if required to do so by the Licensee, produce to the Licensee the receipt of such renewal fees not later than 3 months after the last day for renewing such registrations.

12.2 The Licensor warrants that it has good title to the Licensor's Intellectual Property free from any liens encumbrances and, -o far as the Licensor is aware, adverse claims.

12.3 Save in respect of the warranty as to good title contained in Clause 12.2 above the Licensor gives no further warranty condition or stipulation in connection with this Agreement and the rights licensed and hereby excludes all conditions, warranties and stipulations, express or implied statutory or otherwise, which would or might subsist in favour of the Licensee.

13. FURTHER AGREEMENTS

13.1 It is agreed and declared by the Parties that the Licensee shall be entitled to ownership of any Intellectual Property rights in any new products or works developed and produced by the Licensee whether or not such new products or works have derived from or incorporate any of the Licensor's Intellectual Property or any part of it including without limitation updates revisions and enhancements and at the Licensee's request the Licensor shall assign to the Licensee any night or interest it may have in the Intellectual Property or any part of it in such new products or works.

13.2 It is further a reed and declared by the Parties that the Licensee shall be entitled to ownership of any Intellectual Property rights in any of the Licensor's incomplete and unfinished Products which are finished and completed by the Licensee and at the Licensee's request the Licensor shall assign to the Licensee any right or interest in the Intellectual Property or any part of it in such completed products or works.

14. NO WAIVER

No waiver by the Licensor of any of the Licensee's obligations under this Agreement shall be deemed effective unless made by the Licensor in writing nor shall any waiver by the Licensor in respect of any breach be deemed to constitute a waiver of or consent to any subsequent breach by the Licensee of its obligations.

15. SEVERANCE

In the event that any provision of this Agreement is declared by any judicial or other competent authority to be void voidable or illegal the remaining provisions shall continue to apply,

16. NOTICES

Any Notice to be served on either of the Parties by the other shall be sent by prepaid recorded delivery or registered post or by telex or facsimile transmission to the address stated above and shall be deemed to have been received by the addressee within 72 hours of posting or 24 hours if sent by telex or facsimile transmission to the correct number (with correct answer back) of the addressee.

17. GOVERNING LAW

This Agreement shall be governed by the law of England and Wales in every particular including formation and interpretation and shall be deemed to have been made within England and Wales.

18. CONFIDENTIALITY

18.1 Each Party agrees to keep confidential and use solely for the purposes of this Agreement all Confidential Information obtained from the other pursuant to and in the course of this Agreement. This confidentiality obligation shall not extend to Confidential Information which the recipient can prove to the disclosee's reasonable satisfaction:

18.1.1 has ceased to be secret without default on the recipient's part; or

18.1.2 was already in the recipient's possession prior to disclosure by the provider; or

18.1.3 has been received from a third party who did not acquire it in confidence.

19. ENTIRE AGREEMENT

This Agreement together with any documents referred to in this Agreement constitutes the entire agreement between the Parties relating to the subject matter of this Agreement and supersedes all prior communications drafts agreements representations (other than those made fraudulently) warranties stipulations Undertakings and agreements of whatsoever nature whether oral or written between the Parties.

20. ENFORCEABILITY

This Agreement is enforceable by the original Parties to it and by their successors in title and permitted assignees. Any rights of any person to enforce the terms of this Agreement pursuant to the Contracts (Rights of Third Parties) Act 1999 are, subject to any express provision to the contrary contained in this Agreement, excluded.

21. FURTHER ASSURANCE

The Parties shall do execute and perform and shall procure to be done executed and performed all such other acts deed documents and things as may reasonably be required from time to time to give effect to this Agreement and/or any terms thereof.

AS WITNESS the parties hereto have hereunto executed this Agreement on the day and year before written.

Signature: /s/Suzanne Robertson
Name: Suzanne Robertson
duly authorised to sign for and on behalf of
OPEN LEARNING FOUNDATION
ENTERPRISES LIMITED in the presence of:
Witness Signature: /s/Trudy Bower
Name: Trudy Bower
Address: Eversheds, Infirmary Street, Leeds
Occupation: Solicitor

Signature: /s/Andrew Wolfe
Name: Andrew Wolfe
duly authorised to sign for and on behalf of
OLC THE OPEN LEARNING COMPANY
LIMITED in the presence of:
Witness Signature: /s/Simon Francis Hopwood
Name: Simon Francis Hopwood
Address: 19 Cavendish Square, London WA2
Occupation: Solicitor

Signature: /s/Colin Harrison
Name: Colin Harrison
duly authorised to sign for and on behalf of
THE OPEN LEARNING FOUNDATION
in the presence of:
Witness Signature: /s/Trudy Bower
Name: Trudy Bower
Address: Cherry Tree CM635
Eversheds, Infirmary Street, Leed
Occupation: Solicitor